CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, each dated March 1, 2023, and each included in this Post-Effective Amendment No. 171 on the Registration Statement (Form N-1A, File No. 33-5852) of Harbor Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 21, 2022, with respect to Harbor Capital Appreciation Fund, Harbor Convertible Securities Fund, Harbor Core Bond Fund, Harbor Core Plus Fund, Harbor Disruptive Innovation Fund, Harbor Diversified International All Cap Fund, Harbor Global Leaders Fund, Harbor International Fund, Harbor International Core Fund (formerly, Harbor Overseas Fund), Harbor International Growth Fund, Harbor International Small Cap Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Growth Fund and Harbor Small Cap Value Fund, (the “Funds”) (sixteen of the funds constituting Harbor Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

Chicago, IL

February 24, 2023